                                                                    Exhibit 99.1

          WESTFIELD LIFE INSURANCE COMPANY

          FINANCIAL STATEMENTS

          DECEMBER 31, 1997, 1996 AND 1995

          (WITH INDEPENDENT AUDITORS' REPORT THEREON)

          ----------------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT



 The Board of Directors
 Ohio Farmers Insurance Company (Formerly
   Parent of Westfield Life Insurance Company)
          and
 The Board of Directors
 Guarantee Life Insurance Company:


 We have audited the accompanying balance sheets of Westfield Life Insurance Company (the Company) as of December 31, 1997 and 1996, and the related statements of income, comprehensive income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

 The Company's financial statements were previously prepared in accordance with accounting practices prescribed by the Ohio Department of Insurance, a comprehensive basis of accounting other than generally accepted accounting principles. As a result of the acquisition of the Company by Guarantee Life Insurance Company (as described in Note 10), the financial statements presented were restated to conform with generally accepted accounting principles as of and for the three years ended December 31, 1997.


 Omaha, Nebraska
 June 26, 1998

WESTFIELD LIFE INSURANCE COMPANY

Balance Sheets

December 31, 1997 and 1996

---------------------------------------------------------------------------------------------------------------------------

                                        Assets                                                  1997             1996
---------------------------------------------------------------------------------------------------------------------------
Invested assets:
   Fixed maturities, available-for-sale, at fair value (amortized cost:
      $325,359,492 and $306,980,924)                                                     $    341,911,788      317,624,437
   Equity securities, at fair value (cost:  $15,988,583 and $15,517,865)                       22,228,761       19,374,702
   Redeemable preferred stock, at amortized cost                                                8,232,979        6,075,022
   Policy loans                                                                                 7,602,842        7,091,210
   Other invested assets                                                                        1,957,514        1,832,735
---------------------------------------------------------------------------------------------------------------------------

Total invested assets                                                                         381,933,884      351,998,106

Cash and cash equivalents                                                                       5,508,954        2,674,458
Accrued investment income                                                                       4,200,706        4,209,816
Ceded reinsurance recoverables                                                                  3,719,034        2,042,923
Accounts receivable                                                                               217,995          213,033
Deferred policy acquisition costs                                                              33,731,552       31,722,808
Federal income tax recoverable                                                                    152,118        1,715,231
Receivable from affiliate                                                                       2,219,619          984,830
Other assets                                                                                      580,569          543,666
---------------------------------------------------------------------------------------------------------------------------

Total assets                                                                             $    432,264,431      396,104,871
---------------------------------------------------------------------------------------------------------------------------

                         Liabilities and Shareholders' Equity
---------------------------------------------------------------------------------------------------------------------------

Future policy benefits                                                                   $     24,783,422       20,542,183
Policyholder account balances:
   Universal life contracts                                                                   133,225,165      122,065,228
   Annuity contracts                                                                          118,884,316      121,095,893
Policy and contract claims                                                                      2,843,536        1,032,419
Other policyholder funds                                                                       22,349,239       16,916,379
Unearned premium revenue                                                                          421,854          444,251
Accounts payable                                                                                2,592,892        2,229,572
Deferred tax liability                                                                          8,912,332        6,375,627
Other liabilities                                                                                 935,685          941,029
---------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                             314,948,441      291,642,581
---------------------------------------------------------------------------------------------------------------------------

Shareholders' equity:
   Common stock $50 par value; 100,000 shares authorized, issued and
      outstanding                                                                               5,000,000        5,000,000
   Additional paid-in capital                                                                  27,000,000       27,000,000
   Retained earnings                                                                           70,781,325       63,314,123
   Accumulated comprehensive income                                                            14,534,665        9,148,167
---------------------------------------------------------------------------------------------------------------------------

Total shareholders' equity                                                                    117,315,990      104,462,290

Commitments and contingencies
---------------------------------------------------------------------------------------------------------------------------

Total liabilities and shareholders' equity                                               $    432,264,431      396,104,871
---------------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

WESTFIELD LIFE INSURANCE COMPANY

Statements of Income

Years ended December 31, 1997, 1996 and 1995

--------------------------------------------------------------------------------------------------------------------------

                                                                              1997              1996              1995
--------------------------------------------------------------------------------------------------------------------------
Revenues:
   Insurance premiums and policyholder assessments:
      Life                                                          $       20,179,652       15,080,914        13,834,680
      Policyholder assessments                                              14,127,410       12,828,195        11,822,575
      Reinsurance premiums                                                  (3,475,000)      (2,951,000)       (2,780,000)
--------------------------------------------------------------------------------------------------------------------------
                                                                            30,832,062       24,958,109        22,877,255

   Investment income, net                                                   25,554,107       23,491,897        22,116,001
   Realized investment gains, net                                            3,498,295        2,018,303         1,169,215
   Ceding commissions and other income                                         796,863          309,189           593,714
--------------------------------------------------------------------------------------------------------------------------

Total revenues                                                              60,681,327       50,777,498        46,756,185
--------------------------------------------------------------------------------------------------------------------------

Policyholder benefits:
   Life insurance                                                           21,923,437       14,277,545        15,635,459
   Reinsurance recoveries                                                   (2,087,000)      (1,517,000)       (1,915,000)
--------------------------------------------------------------------------------------------------------------------------
                                                                            19,836,437       12,760,545        13,720,459
   Interest credited to policyholder account balances:
      Universal contracts                                                    7,301,329        6,597,558         5,992,006
      Annuity contracts                                                      5,989,086        6,046,909         6,176,800
      Other                                                                       -              64,634           137,857
--------------------------------------------------------------------------------------------------------------------------

Total policyholder benefits                                                 33,126,852       25,469,646        26,027,122
--------------------------------------------------------------------------------------------------------------------------

Expenses:
   Policy acquisition costs                                                  4,532,768        3,790,048         3,857,352
   Other insurance operating expenses                                       11,510,659       10,029,874        10,358,928
--------------------------------------------------------------------------------------------------------------------------

   Total expenses                                                           16,043,427       13,819,922        14,216,280
--------------------------------------------------------------------------------------------------------------------------

Income from operations before dividends to policyholders
   and income taxes                                                         11,511,048       11,487,930         6,512,783

Dividends to policyholders                                                       4,449            6,126             4,508
--------------------------------------------------------------------------------------------------------------------------

Income from operations before income taxes                                  11,506,599       11,481,804         6,508,275

Income tax expense                                                           4,039,397        4,040,941         2,254,189
--------------------------------------------------------------------------------------------------------------------------

Net income                                                          $        7,467,202        7,440,863         4,254,086
--------------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

WESTFIELD LIFE INSURANCE COMPANY

Statements of Comprehensive Income

Years ended December 31, 1997, 1996 and 1995

--------------------------------------------------------------------------------------------------------------------------

                                                                              1997              1996              1995
--------------------------------------------------------------------------------------------------------------------------
Net income                                                          $        7,467,202        7,440,863         4,254,086
--------------------------------------------------------------------------------------------------------------------------

Other comprehensive income, net of tax:
   Unrealized appreciation (depreciation) of                                 7,660,390       (2,469,546)       18,290,270
      invested assets arising during the year
        Less reclassification adjustment for gains
          (losses) included in net income                                   (2,273,892)      (1,311,897)         (759,990)
--------------------------------------------------------------------------------------------------------------------------
                                                                             5,386,498       (3,781,443)       17,530,280
--------------------------------------------------------------------------------------------------------------------------

Comprehensive income                                                $       12,853,700        3,659,420        21,784,366
--------------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

WESTFIELD LIFE INSURANCE COMPANY

Statements of Shareholders' Equity

Years ended December 31, 1997, 1996 and 1995

--------------------------------------------------------------------------------------------------------------------------

                                                                              1997              1996             1995
--------------------------------------------------------------------------------------------------------------------------
Common stock, beginning and end of year                                $      5,000,000         5,000,000       5,000,000
--------------------------------------------------------------------------------------------------------------------------

Additional paid in capital, beginning of year                                27,000,000        17,000,000      17,000,000
Capital contribution from parent                                                  -            10,000,000           -
--------------------------------------------------------------------------------------------------------------------------

Additional paid-in capital, end of year                                      27,000,000        27,000,000      17,000,000
--------------------------------------------------------------------------------------------------------------------------

Retained earnings, beginning of year                                         63,314,123        55,873,260      51,619,174
Net income                                                                    7,467,202         7,440,863       4,254,086
--------------------------------------------------------------------------------------------------------------------------

Retained earnings, end of year                                               70,781,325        63,314,123      55,873,260
--------------------------------------------------------------------------------------------------------------------------

Net unrealized appreciation (depreciation) on
 invested assets carried at fair value:
    Beginning of year                                                         9,148,167        12,929,610      (4,600,670)
    Unrealized appreciation (depreciation) of
     invested assets, net                                                     5,386,498        (3,781,443)     17,530,280
--------------------------------------------------------------------------------------------------------------------------

      End of year                                                            14,534,665         9,148,167      12,929,610
--------------------------------------------------------------------------------------------------------------------------

Total shareholders' equity                                             $    117,315,990       104,462,290      90,802,870
--------------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

WESTFIELD LIFE INSURANCE COMPANY

Statements of Cash Flows

Years ended December 31, 1997, 1996 and 1995

---------------------------------------------------------------------------------------------------------------------------

                                                                                1997              1996             1995
---------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net income from continuing operations                                $      7,467,202        7,440,863        4,254,086
   Adjustments to reconcile net income from continuing
      operations to net cash provided by continuing
      operating activities:
        Policyholder assessments                                             (14,127,410)     (12,828,195)     (11,822,575)
        Interest credited to policyholder account balances                    13,290,415       12,709,101       12,306,663
        Realized investment gains                                             (3,498,295)      (2,018,303)      (1,169,215)
        Change in:
          Ceded reinsurance recoverables                                      (1,676,111)         164,687          592,439
          Deferred policy acquisition costs                                   (2,139,528)      (2,245,968)      (1,763,965)
          Liabilities for future policy benefits                               4,241,239        1,590,637        2,261,365
          Other policyholder funds                                             5,432,860        2,726,920        2,706,878
          Policy and contract claims                                           1,811,117         (813,334)        (180,527)
          Other liabilities                                                      335,579          (29,814)      (1,176,766)
          Deferred income taxes                                                 (238,135)       1,140,036         (199,352)
          Other, net                                                             295,569         (986,001)        (934,203)
---------------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                     11,194,502        6,850,629        4,874,828
---------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
   Purchase of fixed maturities                                              (66,359,581)     (83,736,541)     (65,378,887)
   Proceeds from sale of fixed maturities - available-for-sale                21,429,711       34,340,584       33,232,727
   Maturities, calls and principal reductions of fixed maturities             29,236,216       21,305,521       20,574,771
   Purchase of equity securities                                             (12,596,453)      (4,000,563)     (11,513,546)
   Proceeds from sale of equity securities                                    12,223,381        3,413,364        3,394,836
   Other, net                                                                   (510,831)        (486,835)      (3,417,254)
---------------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities                                        (16,577,557)     (29,164,470)     (23,107,353)
---------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
   Deposits of policyholder account balances                                  32,739,318       31,130,193       30,567,419
   Withdrawals from policyholder account balances                            (24,521,767)     (18,290,222)     (12,352,815)
   Capital contribution from parent                                                -           10,000,000            -
---------------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                      8,217,551       22,839,971       18,214,604
---------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                           2,834,496          526,130          (17,921)

Cash and cash equivalents at beginning of year                                 2,674,458        2,148,328        2,166,249
---------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of year                                $      5,508,954        2,674,458        2,148,328
---------------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

WESTFIELD LIFE INSURANCE COMPANY

Notes to Financial Statements

December 31, 1997, 1996 and 1995

--------------------------------------------------------------------------------

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A)  ORGANIZATION AND BUSINESS

     Westfield Life Insurance Company, referred to hereafter as the "Company" or "Westfield", is domiciled in Ohio and is a wholly-owned subsidiary of Ohio Farmers Insurance Company ("OFIC" or the "Parent").

     The Company provides life insurance and annuity contracts to its policyholders through independent agents in 47 states, although its primary market is the State of Ohio and certain selected midwestern and southern states. The Company does not do business outside of the United States. The Company is subject to competition from other life insurance companies and is subject to regulation by the insurance departments of states in which it is licensed. The Company undergoes periodic financial and market conduct examinations by those departments.

     (B) FIXED MATURITIES AND EQUITY SECURITIES

     Categorization of Fixed Maturities and Equity Securities

     Fixed maturity and equity securities are carried at fair value unless management believes that the Company has the positive intent and ability to hold these investments to maturity. Fixed maturity and equity securities are classified into one of three categories: 1) held-to-maturity, 2) available-for-sale, or 3) trading securities.

     Management determines the appropriate classification of fixed maturities and equity securities at the time of purchase and reevaluates such designation at each balance sheet date. When changes in conditions cause a fixed maturity investment to be transferred to a different category, the security is transferred to the new category at its fair value at the date of transfer. Westfield has classified all of its investment portfolio as available-for-sale, except for U.S. investment in redeemable preferred stocks which are classified as held-to-maturity.

     Available-for-sale Fixed Maturities and Equity Securities

     Available-for-sale fixed maturities and equity securities (common and nonredeemable preferred stocks) are carried at fair value. After adjusting related balance sheet accounts as if the unrealized gains had been realized, the net adjustment is recorded in net unrealized appreciation (depreciation) on securities within shareholders' equity. If the fair value of a security classified as available-for-sale declines below its cost and this decline is considered to be other than temporary, the security is reduced to its net realizable value, and the reduction is recorded as a realized loss.

     Held-to-maturity Redeemable Preferred Stock

     Redeemable Preferred Stock for which Westfield has both the ability and intent to hold to maturity are stated at amortized cost adjusted for other then temporary fair value decline. Amortized cost reflects actual cost.

     Policy Loans and Other Invested Assets

     Policy loans are carried at unpaid balances. Other invested assets are recorded at amortized cost.

WESTFIELD LIFE INSURANCE COMPANY

Notes to Financial Statements


--------------------------------------------------------------------------------

     Investment Income

     Bond premium and discounts are amortized into income using the scientific yield method over the term of the security. Premiums and discounts on mortgage-backed securities are amortized using the interest method over the expected life of each security. In addition, a pro rata portion of premiums and discounts is recognized when unscheduled principal payments are received and is included in net investment income. Realized gains and losses on sales of investments are recognized in net income on the specific identification basis. Changes in fair values of available-for-sale fixed maturities and equity securities are reflected as unrealized gains (losses) directly in shareholders' equity, net of tax, and, accordingly, have no effect on net income.

     Invested Asset Impairment and Valuation Allowances

     Invested assets are considered impaired when Westfield determines that collection of all amounts due under the contractual terms is doubtful. Westfield adjusts invested assets to their estimated net realizable value at the point at which it determines an impairment is other than temporary. Valuation allowances for other than temporary impairments in value are netted against the asset categories to which they apply, and additions to valuation allowances are included in total investment results. There were no valuation allowances at December 31, 1997 and 1996.

     (C) DEFERRED POLICY ACQUISITION COSTS

     Certain commissions, expenses of the policy issue and underwriting departments and other variable expenses have been deferred. For limited payment and other traditional life insurance policies, these deferred policy acquisition costs are being amortized in proportion to the ratio of the expected annual premium revenue to the expected total premium revenue. Expected premium revenue was estimated with the same assumptions used for computing liabilities for future policy benefits for these policies.

     For universal life and annuity-type contracts, the deferred policy acquisition costs are amortized over a period of not more than twenty years in relation to the present value of estimated gross profits arising from estimates of mortality, interest, expense and surrender experience. The estimates of expected gross profits are evaluated regularly and are revised if actual experience or other evidence indicates that revision is appropriate. Upon revision, total amortization recorded to date is adjusted by a charge or credit to current earnings. Deferred policy acquisition costs are adjusted for the impact on estimated gross profits of net unrealized gains and losses on securities.

     (D) RECOGNITION OF INSURANCE PREMIUM REVENUE AND RELATED EXPENSES

     For traditional life policies, premiums are recognized when due, less allowances for estimated uncollectible balances.

     For universal life and annuity policies, contract charges for mortality, surrender and expense, other than front-end expense charges, are reported as income when charged to policyholder accounts. Expenses consist primarily of benefit payments in excess of policyholder account values and interest credited to policyholder accounts. Profits are recognized over the life of universal life-type contracts through the amortization of deferred policy acquisition costs in relation to estimated gross profits from mortality, interest, surrender and expense.

WESTFIELD LIFE INSURANCE COMPANY

Notes to Financial Statements


--------------------------------------------------------------------------------

     (E) FUTURE POLICY BENEFITS AND POLICYHOLDER ACCOUNT BALANCES

     For traditional life insurance policies, future policy benefits and dividend liabilities are computed using a net level premium method on the basis of actuarial assumptions as to mortality, persistency and interest established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on industry standards and Westfield's historical experience which, together with interest and expense assumptions, provide a margin for adverse deviation. Interest rate assumptions principally range from 7% to 8.5%. When the liabilities for future policy benefits plus the present value of expected future gross premiums are insufficient to provide for expected future policy benefits and expenses, unrecoverable deferred policy acquisition costs are written off and thereafter a premium deficiency reserve is established through a charge to earnings.

     Policyholders' account balances for universal life and annuity policies are equal to the policy account value before deduction of any surrender charges. The policy account value represents an accumulation of gross premium payments plus credited interest less expense and mortality charges and withdrawals. An additional liability is established for deferred front-end expense charges on universal life-type policies. These expense charges are recognized in income as policyholder assessments using the same assumptions as are used to amortize deferred policy acquisition costs. Weighted average interest crediting rates for universal life policies were 5.77%, 5.83% and 5.89%, and for annuity policies, 5.43%, 5.59% and 5.85%
     for 1997, 1996 and 1995, respectively.

     (F)  OTHER POLICYHOLDER FUNDS

     The policyholder funds liabilities, for future benefits, are computed using a method based on actuarial assumptions as to mortality and interest established at issue, which provide a margin for adverse deviation. Mortality assumptions are based on industry standards less a provision for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums are insufficient to provide for expected future policy benefits and expenses, unrecoverable deferred policy acquisition costs are written off and thereafter a premium deficiency reserve is established through a charge to earnings.

     (G)  POLICY AND CONTRACT CLAIMS

     Westfield establishes a liability for unpaid claims based on estimates of the ultimate cost of claims incurred, which is comprised of aggregate case basis estimates and average claim costs for reported claims and estimates of unreported losses based on past experience.

     The liability for unreported losses is established using various statistical and actuarial techniques reflecting historical patterns of development of paid and reported losses adjusted for current trends. The liability is continually reviewed and updated as new information becomes available. Resulting adjustments are reflected in income currently. Adjustments related to claims incurred in prior periods have not been material for all periods presented in the accompanying statements of income.

     Management believes the liabilities for unpaid claims are adequate to cover the ultimate liability; however, due to the underlying risks and the high degree of uncertainty associated with the determination of the liability for unpaid claims, the amounts which will ultimately be paid to settle these liabilities cannot be determined precisely and may vary from the estimated amount included in the balance sheets.

WESTFIELD LIFE INSURANCE COMPANY

Notes to Financial Statements


--------------------------------------------------------------------------------

     (H)  GUARANTY FUND ASSESSMENTS

     As a condition of doing business, states and jurisdictions in which Westfield does business have adopted laws requiring membership in life and health insurance guaranty funds, which are organized to pay contractual obligations under insurance policies issued by insolvent and failed life and health insurers. Member companies are subject to assessments each year based on life, health or annuity premiums collected in the state. In some states, these assessments may be applied against premium taxes.

     In accordance with estimates provided by the National Organization of Life and Health Guaranty Associations, Westfield has established a liability of $156,975 in the accompanying financial statements for amounts due for actual and potential insurance company failures in the states where Westfield writes business. Westfield capitalizes the assessments which are deductible when they are paid and generally amortizes the payments over not more than five years. Guaranty fund assessments capitalized are reviewed quarterly to determine that the unamortized portion of such costs does not exceed recoverable amounts. At December 31, 1997, Westfield had $177,525 of unamortized guaranty fund assessments which are included in other assets.

     (I) PENSION AND OTHER POSTRETIREMENT BENEFITS

     The Company participates in a defined benefit pension plan along with other affiliated companies which is sponsored by its Parent. This plan also includes a provision for funding a portion of future retirees' health benefits under Internal Revenue Code Section 401(h). The benefits are based on years of service and the five highest consecutive years of the employee's compensation during the last ten years of employment. The funding policy is to contribute at least the minimum annual required contribution and not more than the maximum deductible contribution. Pension expense for each Company corresponds to salary allocations. No pension cost was recognized in the current year or prior year because the plan was subject to the full funding limitation under the Internal Revenue Code.

     The Parent provides health care and life insurance benefits for retired employees and their eligible dependents. Employees who meet the requirements for retirement are eligible for these benefits. The Company's share of postretirement expense is allocated from the Parent.

     (J)  FEDERAL INCOME TAXES

     Westfield filed a consolidated federal income tax return with OFIC for 1997, while separate returns were filed for tax years 1996 and prior. Deferred assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Federal income tax expense is calculated on a separate return basis. Income before federal income taxes differs from taxable income principally due to deferred policy acquisition costs, differences in reserves for policy and contract liabilities, and amortization of bond discounts, and 1997 income tax expense reflects certain adjustments to prior years' recorded amounts.

WESTFIELD LIFE INSURANCE COMPANY

Notes to Financial Statements


--------------------------------------------------------------------------------

     (K) FAIR VALUE OF FINANCIAL INSTRUMENTS

     Generally accepted accounting principles require disclosure of fair value information about existing on and off-balance sheet financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using the present value derived from other valuation techniques.

     These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could cause these estimates to vary materially. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Generally accepted accounting principles exclude certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments.

         INVESTMENT SECURITIES

     Fair values for bonds are based on quoted market prices, where available. For bonds not actively traded, fair values are estimated using values obtained from independent pricing services. The fair values for common stocks are based on quoted market prices.

         CASH, SHORT-TERM INVESTMENTS AND POLICY LOANS

     The carrying amounts reported in the balance sheets for these instruments approximate their fair values.

         INVESTMENT CONTRACTS AND LIMITED PAYMENT POLICIES

     Fair values for the Company's liabilities under investment-type contracts (that is those contracts without significant mortality risks) are estimated using two methods. For payout annuities without significant mortality risk, including structured settlements without life contingencies, settlement options without life contingencies and single premium immediate annuities without life contingencies, the carrying amounts in the balance sheets approximate their fair values. For deferred annuity liabilities, fair value is estimated using a discounted cash flow analysis with a 7% interest rate. The intangible value of long-term relationships with policyholders is not taken into account in estimating fair values disclosed. Fair values for Westfield's insurance contracts other than investment-type contracts are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in Westfield's overall management of interest rate risk, which minimizes exposure to changing interest rates through the matching of investment maturities with amounts due under insurance contracts.

     (L) CASH EQUIVALENTS

     For purposes of the statements of cash flows, Westfield considers cash equivalents to be all highly liquid debt instruments with original maturities of three months or less when purchased. The carrying amounts reported in the balance sheets for these instruments approximate their fair value.

WESTFIELD LIFE INSURANCE COMPANY

Notes to Financial Statements


--------------------------------------------------------------------------------

       (M) USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

       The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)    INVESTMENTS

       Fixed maturities at December 31, 1997 are as follows:


-----------------------------------------------------------------------------------------------------------
                                                                 Gross         Gross           Estimated
                                               Amortized      unrealized     unrealized          fair
                                                  cost           gains         losses            value
-----------------------------------------------------------------------------------------------------------
       Available-for-sale:
         U.S. treasury securities and
           obligations of U.S. government
           corporations and agencies          $ 76,188,811     5,747,299       (40,262)        81,895,848
         Debt securities issued by foreign
           governments                           6,945,046       527,454         -              7,472,500
         Corporate bonds                       138,899,079     9,491,429      (785,681)       147,604,827
         Mortgage-backed securities            103,326,556     1,926,768      (314,711)       104,938,613
-----------------------------------------------------------------------------------------------------------

                                               325,359,492    17,692,950    (1,140,654)       341,911,788

       Equity securities                        15,988,583     6,242,036        (1,858)        22,228,761
       Redeemable preferred stocks               8,232,979     1,249,791       (51,905)         9,430,865
-----------------------------------------------------------------------------------------------------------
                                              $349,581,054    25,184,777    (1,194,417)       373,571,414
-----------------------------------------------------------------------------------------------------------

       Westfield manages its credit risk associated with fixed maturities by diversifying its portfolio. At December 31, 1997, Westfield held no corporate debt securities or foreign government debt securities of a single issuer which had a carrying value in excess of 5% of shareholders' equity.

       At December 31, 1997 Westfield held $76.9 million of mortgage backed securities issued by US Government agencies and $7.4 million issued by United Companies Financial. At December 31, 1997, Westfield held no other mortgage backed securities of a single issuer which had a carrying value in excess of 5% of policyholders' equity. The Company's non-income earning investments in fixed maturities are not material.

WESTFIELD LIFE INSURANCE COMPANY

Notes to Financial Statements


--------------------------------------------------------------------------------

       Fixed maturities at December 31, 1996 are as follows:

--------------------------------------------------------------------------------

                                                                Gross         Gross        Estimated
                                               Amortized      unrealized   unrealized        fair
                                                  cost          gains        losses          value
--------------------------------------------------------------------------------------------------------

       Available-for-sale:
         U. S. treasury securities and
           obligations of U. S. government
           corporations and agencies          $ 69,478,162     4,743,580     (234,664)     73,987,078
         Debt securities issued by foreign
           governments                           8,924,183       397,067         -          9,321,250
         Corporate bonds                       139,398,692     5,978,616     (981,081)    144,396,227
         Mortgage-backed securities             89,179,887     1,363,235     (623,240)     89,919,882
--------------------------------------------------------------------------------------------------------

                                               306,980,924    12,482,498   (1,838,985)    317,624,437

       Equity securities                        15,517,865     3,986,245     (129,408)     19,374,702
       Redeemable preferred stocks               6,075,022       836,308      (28,680)      6,882,650
--------------------------------------------------------------------------------------------------------

                                              $328,573,811    17,305,051   (1,997,073)    343,881,789
--------------------------------------------------------------------------------------------------------

       Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call prepayment penalties. The amortized cost and estimated fair value of fixed maturities by contractual maturity are as follows:

--------------------------------------------------------------------------------

                                                           December 31, 1997
                                                       -------------------------
                                                        Amortized     Estimated
                                                           cost      fair value
--------------------------------------------------------------------------------

       Due in one year or less                         $  9,383,884    9,489,970
       Due after one year through five years             75,051,574   77,851,220
       Due five years through ten years                  92,777,732   97,666,001
       Due after ten years                               44,819,746   51,965,984
--------------------------------------------------------------------------------
                                                        222,032,936  236,973,175

       Mortgage-backed securities                       103,326,556  104,938,613
--------------------------------------------------------------------------------
                                                       $325,359,492  341,911,788
--------------------------------------------------------------------------------

       Westfield had fixed maturities with an aggregate fair market value of approximately $3 million as of December 31, 1997 on deposit with regulatory authorities.

WESTFIELD LIFE INSURANCE COMPANY

Notes to Financial Statements


--------------------------------------------------------------------------------

       Proceeds from the sale of fixed maturities during 1997, 1996, and 1995 were $21,429,711, $34,340,584, and $33,232,727, respectively. Gross gains of $807,501, $1,453,177, and $1,304,606 and gross losses of $44,754, $0, and $636,102 were realized on those sales in 1997, 1996 and 1995, respectively.

       A summary of realized investment gains (losses) is as follows:

------------------------------------------------------------------------------------------------------
                                                                    Years ended December 31,
                                                                 ------------------------------
                                                                 1997         1996         1995
------------------------------------------------------------------------------------------------------

       Fixed maturities:
        Gross gains                                          $ 1,287,444    1,537,085    1,532,783
        Gross losses                                             (44,754)    (357,792)    (637,539)
       Equity securities                                       2,255,605      839,010      273,971
------------------------------------------------------------------------------------------------------

       Realized investment gains                             $ 3,498,295    2,018,303    1,169,215
------------------------------------------------------------------------------------------------------

       A summary of net investment income is as follows:

------------------------------------------------------------------------------------------------------

                                                                    Years ended December 31,
                                                                 ------------------------------
                                                                 1997         1996         1995
------------------------------------------------------------------------------------------------------
       Fixed maturities                                      $22,824,884   21,133,587   20,150,477
       Equity securities                                       2,041,506    1,742,506    1,514,150
       Policy loans                                              511,683      460,404      420,280
       Cash and short-term investments                           166,708      181,849      106,976
       Other                                                     253,314      180,100      104,424
------------------------------------------------------------------------------------------------------

                                                              25,798,095   23,698,446   22,296,307

       Less investment expenses                                 (243,988)    (206,549)    (180,306)
------------------------------------------------------------------------------------------------------

       Net investment income from invested assets            $25,554,107   23,491,897   22,116,001
------------------------------------------------------------------------------------------------------

WESTFIELD LIFE INSURANCE COMPANY

Notes to Financial Statements

--------------------------------------------------------------------------------

       A summary of the components of the net unrealized appreciation on invested assets carried at fair value is as follows:

--------------------------------------------------------------------------------

                                                             Years ended
                                                             December 31,
                                                      --------------------------
                                                          1997          1996
--------------------------------------------------------------------------------

       Unrealized appreciation:
         Fixed maturities available-for-sale         $ 16,552,296    10,643,513
         Equity securities                              6,240,178     3,856,837
       Deferred policy acquisition costs                 (280,963)     (150,177)
       Deferred income taxes                           (7,976,846)   (5,202,006)
--------------------------------------------------------------------------------

       Net unrealized appreciation                   $ 14,534,665     9,148,167
--------------------------------------------------------------------------------

(3)    DEFERRED POLICY ACQUISITION COSTS

       A summary of the policy acquisition costs deferred and amortized is as follows:

--------------------------------------------------------------------------------

                                                                     Years ended December 31,
                                                              --------------------------------------
                                                                  1997         1996         1995
----------------------------------------------------------------------------------------------------

       Balance at beginning of period                        $ 31,722,808   29,312,853   27,883,210
       Policy acquisition costs deferred                        6,672,298    6,036,016    5,621,317
       Policy acquisition costs amortized                      (4,532,768)  (3,790,048)  (3,857,352)
       Deferred policy acquisition costs related to change
         in unrealized gain (loss) on invested assets
         carried at fair value                                   (130,786)     163,987     (334,322)
----------------------------------------------------------------------------------------------------

       Total reflected in balance sheets                     $ 33,731,552   31,722,808   29,312,853
----------------------------------------------------------------------------------------------------

       The increase in policy acquisition costs deferred and amortized from 1996 to 1997 reflects growth in the Universal Life products. The majority of deferred acquisition costs represent commissions paid to agents for sales of life policies.


(4)    REINSURANCE

       In the ordinary course of business Westfield cedes business to other insurers primarily under yearly renewable term and co-insurance contracts. The existence of ceded reinsurance constitutes a means by which Westfield has underwritten a portion of its business.

       Westfield's retention limit on its life insurance business was generally $250,000 on a life risk for each of the years in the thre-year period ended December 31, 1997. As of December 31, 1997 and 1996, the amount of ceded life insurance in force was approximately $1.2 billion and $1 billion, respectively. Ceding commissions of $262,078, $254,324 and $220,662 were earned by the Company for the years ended December 31, 1997, 1996 and 1995, respectively.

WESTFIELD LIFE INSURANCE COMPANY

Notes to Financial Statements


--------------------------------------------------------------------------------

       Westfield generally strives to diversify its credit risks related to reinsurance ceded; however, certain concentrations of credit risk related to reinsurance recoverables (including unearned premiums) exist with the insurance organizations listed in the table below:

--------------------------------------------------------------------------------

                                                             December 31, 1997
--------------------------------------------------------------------------------

       Indianapolis Life Insurance Company                       $ 1,141,528
       Business Men's Assurance Company                            1,131,190
       Phoenix Home Life Mutual Insurance Co.                        890,027
       Lincoln National Life Insurance Company                       370,466
       Optimum Re Insurance Company                                  143,620
       Others                                                         42,203
--------------------------------------------------------------------------------

                                                                 $ 3,719,034
--------------------------------------------------------------------------------

       This underwriting activity subjects Westfield to certain risks. To the extent that reinsurers who are underwriting Westfield's business become unable to meet their contractual obligations, Westfield retains the primary obligation to its direct policyholders because the existence of this reinsurance does not discharge Westfield from its obligation to its policyholders.

       Westfield has policies and procedures to approve reinsurers prior to entering into an agreement and also to monitor financial stability on a continuous basis. As of December 31, 1997 and 1996, Westfield had no material overdue reinsurance balances. As of December 31, 1997, Westfield held funds and other collateral of $1.7 million related to the above recoverables.


(5)    FEDERAL INCOME TAXES

       The actual federal income tax expense attributable to income from operations differs from the amounts computed by applying the U. S. federal income tax rate of 35% to income from continuing operations before income taxes as a result of the following:

--------------------------------------------------------------------------------

                                                                  Years ended December 31,
                                                              ---------------------------------
                                                                 1997       1996        1995
-----------------------------------------------------------------------------------------------

       Computed "expected" tax expense                       $ 4,027,309  4,018,631  2,277,896
       Increase (reduction) in income taxes resulting from
         other, net                                               12,088     22,310    (23,707)
-----------------------------------------------------------------------------------------------

                                                             $ 4,039,397  4,040,941  2,254,189
-----------------------------------------------------------------------------------------------

WESTFIELD LIFE INSURANCE COMPANY

Notes to Financial Statements


--------------------------------------------------------------------------------

       Total income tax expense (benefit), substantially all of which is federal, are recorded in the statements of income and directly in certain shareholders' equity accounts. Income tax expense (benefit) was allocated as follows:

--------------------------------------------------------------------------------

                                                                    Years ended December 31,
                                                             --------------------------------------
                                                                 1997         1996         1995
---------------------------------------------------------------------------------------------------
       Statements of income:
         Current                                             $ 4,277,532    2,900,905    2,453,541
         Deferred                                               (238,135)   1,140,036     (199,352)
---------------------------------------------------------------------------------------------------

       Total                                                   4,039,397    4,040,941    2,254,189

       Shareholders' equity deferred income taxes related
         to unrealized appreciation of invested securities
         carried at fair value, net                            2,774,840   (1,760,095)   9,432,329
---------------------------------------------------------------------------------------------------

       Total income taxes                                    $ 6,814,237    2,280,846   11,686,518
---------------------------------------------------------------------------------------------------

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

-------------------------------------------------------------------------------------------------

                                                                   Years ended December 31,
                                                              -----------------------------------
                                                                 1997         1996        1995
-------------------------------------------------------------------------------------------------
       Deferred tax assets:
         Policy liabilities                                   $ 8,492,111   7,487,627   8,031,808
         Deferred compensation                                    377,791     357,417     336,377
-------------------------------------------------------------------------------------------------

       Net deferred tax assets                                  8,869,902   7,845,044   8,368,185
-------------------------------------------------------------------------------------------------

       Deferred tax liabilities:
         Deferred policy acquisition costs                      9,470,931   8,867,940   8,244,413
         Unrealized gain on investments available-for-sale      7,976,846   5,202,006   6,962,101
         Other                                                    334,457     150,725     157,357
-------------------------------------------------------------------------------------------------

       Total gross deferred tax liabilities                    17,782,234  14,220,671  15,363,871
-------------------------------------------------------------------------------------------------

       Net deferred tax liabilities (assets)                  $ 8,912,332   6,375,627   6,995,686
-------------------------------------------------------------------------------------------------

       As discussed in note 1, Westfield carries its invested securities classified as available-for-sale at fair value. For federal income tax purposes, Westfield believes it is not a dealer with respect to these investment securities and, therefore, recognizes gains and losses on such investment securities only when they are sold.

WESTFIELD LIFE INSURANCE COMPANY

Notes to Financial Statements


--------------------------------------------------------------------------------

       As of December 31, 1997, Westfield does not believe any valuation allowance with respect to the gross deferred tax assets is necessary as it is more likely than not that these deferred tax assets will be realized due to the expected reversal of existing temporary differences attributable to gross deferred tax liabilities and the carryback potential of prior year income taxes paid.

       Prior to 1984, a portion of the Company's income was not taxed, but was accumulated in a Policyholders' Surplus Account ("PSA"). Any distributions from the PSA are taxable. The balance of the PSA at December 31, 1997 is approximately $3,117,000. In the event of certain actions taken by management, the amount of taxes payable would be approximately $1,060,000.

       The Internal Revenue Service completed its examination of Westfield's federal income tax return for the year ended December 31, 1994. The settlement did not have a material impact on the financial position of Westfield. Westfield filed an amended return for 1995 and 1996, based on the settlement for 1994.

       During the years ended December 31, 1997, 1996, and 1995, Westfield's cash payments for federal income taxes were $1,550,580, $3,081,913 and $2,352,466, respectively.

(6)    FAIR VALUE INFORMATION

       The carrying amounts and fair values of invested assets and investment contracts as of each December 31 were as follows:

--------------------------------------------------------------------------------------------

                                                                    Carrying       Fair
                                                                     value         value
--------------------------------------------------------------------------------------------
       1997:
         Assets:
           Fixed maturities                                      $ 325,359,492  341,911,788
           Equity securities                                        15,988,583   22,228,761
           Redeemable preferred stock                                8,232,979    9,430,813
           Policy loans                                              7,602,842    7,602,842
           Other invested assets                                     1,957,514    1,957,514

         Liabilities:
           Payout annuities without significant mortality risk   $   9,756,798    9,756,798
           Deferred annuity liabilities                            118,884,316  117,293,000

       1996:
         Assets:
           Fixed maturities                                      $ 306,980,924  317,624,437
           Equity securities                                        15,517,865   19,374,702
           Redeemable preferred stock                                6,075,022    6,882,650
           Policy loans                                              7,091,210    7,091,210
           Other invested assets                                     1,832,735    1,832,735

         Liabilities:
           Payout annuities without significant mortality risk   $  10,473,266   10,473,266
           Deferred annuity liabilities                            121,095,893  120,925,000
--------------------------------------------------------------------------------------------

WESTFIELD LIFE INSURANCE COMPANY

Notes to Financial Statements


--------------------------------------------------------------------------------

(7)    REGULATORY MATTERS

       A reconciliation of statutory net income determined for Westfield under statutory accounting practices to that reflected herein follows:

------------------------------------------------------------------------------------------

                                                           Years ended December 31,
                                                     -------------------------------------
                                                         1997         1996        1995
------------------------------------------------------------------------------------------

       Net gain from operations as reported to
         regulatory authorities                      $ 8,081,399   5,205,014    2,894,450
       Change in deferred acquisition costs            2,139,528   2,245,968    1,763,965
       Deferred federal income taxes                  (1,418,840)   (825,850)      (6,513)
       Interest maintenance reserve                    1,032,971     908,554      673,091
       Differences in statutory and GAAP reserves     (2,323,736)    (36,242)  (1,009,706)
       Other, net                                        (44,120)    (56,581)     (61,201)
------------------------------------------------------------------------------------------

       Net income as reported herein                 $ 7,467,202   7,440,863    4,254,086
------------------------------------------------------------------------------------------

       A reconciliation of statutory surplus for Westfield determined under statutory accounting practices to shareholders' equity reflected herein follows:

------------------------------------------------------------------------------------------------------

                                                                                  Years ended
                                                                                  December 31,
                                                                           ---------------------------
                                                                               1997           1996
------------------------------------------------------------------------------------------------------
       Statutory surplus as reported to regulatory authorities             $ 67,103,597    56,488,900
       Deferred policy acquisition costs                                     33,731,552    31,722,808
       Asset valuation and interest maintenance reserves                     10,038,697     9,614,271
       Deferred income taxes                                                 (8,902,309)   (5,075,557)
       Fixed maturities available-for-sale unrealized appreciation, net      16,552,296    10,643,513
       Insurance reserves                                                     1,825,685     3,803,731
       Deferred premium                                                      (3,017,934)   (2,672,245)
       Other, net                                                               (15,594)      (63,131)
------------------------------------------------------------------------------------------------------

       Shareholders' equity as reported herein                             $117,315,990   104,462,290
------------------------------------------------------------------------------------------------------

       Under the NAIC solvency monitoring program known as Risk-Based Capital
       (RBC), Westfield is required to measure its solvency against certain parameters. As of December 31, 1997, Westfield exceeded the established minimums in the RBC program. In addition, the Company exceeded the minimum statutory capital and surplus requirements of the State of Ohio.

WESTFIELD LIFE INSURANCE COMPANY

Notes to Financial Statements


--------------------------------------------------------------------------------

       The NAIC is in the process of codifying statutory accounting practices ("Codification"). Codification will likely change, to some extent, prescribed statutory accounting practices and may result in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. Codification has been approved by the NAIC and will require adoption by the various states before it becomes the prescribed statutory basis of accounting for insurance companies domesticated within those states. Accordingly, before Codification becomes effective for the Company, the State of Ohio must adopt Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results to the Department of Insurance. At this time it is unclear whether Ohio will adopt Codification.

       Dividend payments to shareholders are subject to approval by state regulatory authorities when the value of any such dividend together with the value of other dividends paid or distributions made within the preceding 12 months exceeds the greater of (i) 10% of surplus as regards to policyholders as of December 31, or (ii) net income for the 12-month period ended December 31. Based on the foregoing, the Company could pay dividends of approximately $8,080,000 in 1998 without the prior approval of the Ohio Department of Insurance.


(8)    EMPLOYEE BENEFIT PLANS

       Westfield does not have any employees. The following discussion of employee benefit plans are allocations from its Parent. The Parent is ultimately responsible for all employee benefit obligations as Westfield does not employ personnel directly.

          PENSION PLAN

       The Company participates in the Ohio Farmers Insurance Company Pension Plan (the "Plan"), a trusteed pension plan sponsored by OFIC, which includes a provision for funding a portion of future retirees' health benefits under Internal Revenue Code Section 401(h). The Plan covers substantially all employees who have completed certain service and age requirements as defined by the Plan. The Company funds the Plan as directed by the Parent. During 1997, 1996, and 1995, no contributions were made by the Company.

          POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

       The Parent provides health care and life insurance benefits for retired employees and their eligible dependents. Employees who meet the requirements for retirement are eligible for these benefits. The Company's share of postretirement expense is allocated from the Parent.

       The Company's net periodic benefit cost, including the expected cost of benefits for newly eligible or vested employees, interest costs, and gains and losses arising from differences between actuarial assumptions and actual experience for 1997, 1996, and 1995, was $121,248, $124,898, and $45,522, respectively. In addition, $389,636 and $451,054 was accrued by the Company for these benefits as of December 31, 1997 and 1996, respectively, and is included in other liabilities.

WESTFIELD LIFE INSURANCE COMPANY

Notes to Financial Statements



--------------------------------------------------------------------------------

          PROFIT SHARING PLAN

       A noncontributory profit sharing plan is in effect for all employees and retired employees of the Company and its Parent. The Company's share of profit sharing expense is allocated from the Parent. The rate of contributions to the plan is based upon a formula adopted as part of the plan. Contributions to and investment earnings of the plan are distributed to the employees annually. The plan may be curtailed, amended or terminated provided that all contributions to the trust create nonforfeitable benefits for the participants. The charge to operations for 1997, 1996, and 1995 was $1,226,000, $1,156,000, and $1,967,000,
       respectively.


(9)    RELATED PARTY TRANSACTIONS

       Management fees of $4,149,721, $3,344,870, and $2,824,042 were assessed to the Company by the Parent during 1997, 1996 and 1995, respectively, related to the performance of certain management services.

       Limited payment contracts with policy reserves held of approximately $18,200,000 and $12,700,000 at December 31, 1997 and 1996, respectively, were purchased by the Parent and other affiliated companies in settlement of certain of their losses under insurance policies. These policy reserves are included in other policyholder funds.


(10)   SUBSEQUENT EVENT

       On March 19, 1998, OFIC and The Guarantee Life Companies Inc. ("Guarantee") entered into an agreement whereby Guarantee would acquire all the outstanding common stock of the Company from OFIC for $90,000,000 in cash and $10,000,000 of Guarantee stock. The agreement also provided that the Company declare and pay a $44,000,000 extraordinary dividend to OFIC prior to the sale closing. Management has determined that this transaction will result in the amount of accumulated income in the policyholders' surplus account becoming taxable and that approximately $1,060,000 in tax expense will be incurred. This transaction, effective May 31, 1998, closed on June 2, 1998.


(11)   COMMITMENTS AND CONTINGENCIES

       Westfield is party to certain claims and legal actions arising during the ordinary course of business. In the opinion of management, after consulting with legal counsel, these matters will not have a material adverse effect on the operations or financial condition of Westfield.